Exhibit 99.1

Sonida Senior Living Announces First Quarter 2024 Results

DALLAS, Texas – May 10, 2024 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) a leading owner-operator and investor in communities and services for seniors, today announced its results for the first quarter ended March 31, 2024.

“We achieved strong across-the-board results during the first quarter of 2024, executing on our key financial and operational priorities with year-over-year occupancy, revenue and community net operating income all demonstrating continued growth. With our recent balance sheet and liquidity advancements, Sonida has meaningfully positioned itself for strategic expansion and continued momentum, with an eye on shareholder value creation into the second quarter and beyond. I am truly proud of our team, as our inherent focus on serving seniors with our signature programs and services is clearly being reflected in the strength of our performance,” said Brandon Ribar, President and CEO.

First Quarter Highlights
•Liquidity significantly improved in Q1 2024 with our private placement transaction of 5,026,318 shares of common stock at $9.50 a share (the “Private Placement”) completed in February and March of 2024 resulting in gross cash proceeds of $47.8 million.
•On April 1, 2024, the Company entered into an At-the-Market Issuance Sales Agreement with Mizuho Securities USA LLC, whereby the Company may sell, at its option, shares of its common stock up to an aggregate offering price of $75,000,000 (“ATM Sales Agreement”). An additional $10.3 million of net proceeds were raised in April 2024 through our ATM Sales Agreement.
•Using proceeds from the Private Placement, purchased $74.4 million of the outstanding principal balance with Protective Life (“Protective Life Loan Purchase”) for $40.2 million, resulting in a decrease in notes payable of $49.6 million.
•Weighted average occupancy for the Company’s consolidated portfolio increased 200 basis points to 85.9%, comparing Q1 2024 to Q1 2023.
•Resident revenue increased $4.1 million, or 7.3%, comparing Q1 2024 to Q1 2023.
•Net income for the Q1 2024 was $27.0 million which includes a $38.1 million gain on debt extinguishment in connection with the Protective Life Loan Purchase.
•Q1 2024 Adjusted EBITDA, a non-GAAP measure, was $9.5 million representing an increase of 21.5% year-over-year and 1.8% in sequential quarters, driven primarily by continued improvement in operations.
•Results for the Company’s consolidated portfolio of communities:
◦Q1 2024 vs. Q1 2023:
▪Revenue Per Available Unit (“RevPAR”) increased 8.3% to $3,557.
▪Revenue Per Occupied Unit (“RevPOR”) increased 5.9% to $4,140.
▪Community Net Operating Income, a non-GAAP measure, increased $1.5 million to $14.9 million. Adjusted Community Net Operating Income, a non-GAAP measure, which excludes $2.0 million of state grant revenue received in Q1 2023 (none received in Q1 2024) was $14.9 million and $11.4 million for Q1 2024 and Q1 2023, respectively.
▪Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin (non-GAAP measures with the latter adjusted for non-recurring state grant revenue) were 24.6% and 24.6%, for Q1 2024, respectively, and 23.7% and 20.8% for Q1 2023, respectively.
◦Q1 2024 vs. Q4 2023:
▪RevPAR increased 2.5% to $3,557.
▪RevPOR increased 2.4% to $4,140.
▪Community Net Operating Income decreased $1.4 million to $14.9 million. There were no state grants received during these periods.
▪Community Net Operating Income Margin was 24.6% and 27.4% for Q1 2024 and Q4 2023, respectively.

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
THREE MONTHS ENDED MARCH 31, 2024
(in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Consolidated results
Resident revenue (1)	$60,737	$56,606	$59,349
Management fees	594	505	586
Operating expenses	46,317	43,808	44,367
General and administrative expenses	7,211	7,063	9,946
Gain on extinguishment of debt, net	38,148	36,339	—
Other income (expense), net	(479)	189	(480)
Income (loss) before provision for income taxes (1)	27,085	24,214	(14,581)
Net income (loss) (1)	27,019	24,145	(14,629)
Adjusted EBITDA (1) (2)	9,473	7,794	9,302
Community net operating income (NOI) (1) (2)	14,915	13,402	16,260
Community net operating income margin (1) (2)	24.6%	23.7%	27.4%
Weighted average occupancy	85.9%	83.9%	85.9%
(1) Includes $2.0 million of state grant revenue received in Q1 2023. There were no such grant revenues in Q1 2024 or Q4 2023.
(2) Adjusted EBITDA, Community Net Operating Income, and Community Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliation of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.

Results of Operations
Three months ended March 31, 2024 as compared to three months ended March 31, 2023
Revenues
Resident revenue for the three months ended March 31, 2024 was $60.7 million as compared to $56.6 million for the three months ended March 31, 2023, an increase of $4.1 million, or 7.3%. The increase in revenue was primarily due to increased occupancy and increased average rent rates. For the three months ended March 31, 2023, the Company received approximately $2.0 million, in various relief funds received from state departments due to financial distress impacts of COVID-19 (“State Relief Funds”). For the three months ended March 31, 2024, the Company received no State Relief Funds.
Expenses
Operating expenses for the three months ended March 31, 2024 were $46.3 million as compared to $43.8 million for the three months ended March 31, 2023, an increase of $2.5 million, or 5.7%. The increase is attributable to the increase in total labor over this period.
General and administrative expenses for the three months ended March 31, 2024 were $7.2 million as compared to $7.1 million for the three months ended March 31, 2023, representing an increase of $0.1 million. The increase was primarily a result of an increase in labor and employee related expenses of $0.6 million, partially offset by decreases in stock-based compensation of $0.3 million and other expenses of $0.2 million.
Gain on extinguishment of debt for the three months ended March 31, 2024 was $38.1 million as compared to $36.3 million for three months ended March 31, 2023. The 2024 gain relates to the derecognition of notes payable and liabilities as a result of the Protective Life Loan Purchase. The 2023 gain relates to the derecognition of notes payable and liabilities as a result of the transition of legal ownership of two communities to the Federal National Mortgage Association (“Fannie Mae”).
As a result of the foregoing factors, the Company reported net income of $27.0 million and $24.1 million for the three months ended March 31, 2024 and March 31, 2023, respectively.
Adjusted EBITDA for the three months ended March 31, 2024 was $9.5 million compared to $7.8 million for the three months ended March 31, 2023, driven primarily by continued improvement in operations. See “Reconciliation of Non-GAAP Financial Measures” below.
Liquidity, Capital Resources, and Subsequent Events
Liquidity
During 2023, the Company's liquidity conditions, including operating losses and a net working capital deficit, raised substantial doubt about the Company's ability to continue as a going concern. As a result of increases in occupancy in 2023 and 2024, annual rental rate increases in March 2024 and the Private Placement and Protective Life Loan Purchase, the Company has substantially improved its liquidity position. In addition, $10.3 million of net proceeds were raised in April 2024 through our at-the-market equity offering. See details below of the transactions which have increased cash on hand significantly. Based on these events, the Company concluded it has adequate cash to meet its obligations as they become due for the 12-month period following the date the March 31, 2024 financial statements are issued.
Increase in Authorized Shares of Common Stock
On March 21, 2024, following receipt of stockholder approval at the Special Meeting of the Company’s stockholders held on March 21, 2024, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to increase the number of authorized shares of the Company’s common stock from 15,000,000 shares to 30,000,000 shares. The charter amendment became effective upon filing.
Securities Purchase Agreement
On February 1, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with affiliates of Conversant Capital and several other shareholders (together, the “Investors”), pursuant to which the Investors agreed to purchase from the Company, and the Company agreed to sell to the Investors, in a private placement transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, an aggregate of 5,026,318 shares of the Company’s Common Stock at a price of $9.50 per share.
The Private Placement occurred in two closings. The Company issued and sold an aggregate of 3,350,878 shares to the Investors and received gross cash proceeds of $31.8 million at the first closing, which was completed on February 1, 2024. The Company issued the remaining 1,675,440 shares to the Investors and received additional gross cash proceeds of $15.9 million at the second closing, which occurred on March 22, 2024. The Company intends to use this new capital for working capital, continued investments in community improvements, potential acquisitions of new communities, broader community programming and other general corporate purposes.
Protective Life Loan Purchase
On February 2, 2024, the Company completed the Protective Life Loan Purchase of the total outstanding principal balance of $74.4 million from Protective Life Insurance Company (“Protective Life”) that was secured by seven of the Company’s senior living communities for a purchase price of $40.2 million. In addition to aggregate deposits of $1.5 million made in December 2023 and January 2024, the Company funded the remaining cash portion of the purchase price (including one-time closing costs) with $15.4 million of net proceeds from the sale of the shares at the first closing of the Private Placement. The Company obtained additional debt proceeds through its existing loan facility with Ally Bank for the remaining portion of the purchase price, as described below. The Company terminated these loans after completion of the loan purchase from Protective Life.

Ally Term Loan Expansion
On February 2, 2024, in connection with the Protective Life Loan Purchase, the Company expanded its outstanding term loan with Ally Bank by $24.8 million, which was secured by six of the Company’s senior living communities within the Protective Life Loan Purchase. As part of the loan amendment with Ally, the Company also increased its interest rate cap coverage to include the additional borrowings at a cost of $0.6 million.
Cash flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Three months ended March 31,
	2024	2023	$ Change
Net cash provided by (used in) operating activities	$(4,105)	$3,249	$(7,354)
Net cash used in investing activities	(5,131)	(5,086)	(45)
Net cash provided by (used in) financing activities	29,149	(3,759)	32,908
Increase (decrease) in cash and cash equivalents	$19,913	$(5,596)	$25,509
In addition to $24.2 million of unrestricted cash on hand as of March 31, 2024, our future liquidity will depend in part upon our operating performance, which will be affected by prevailing economic conditions, and financial, business and other factors, some of which are beyond our control. Principal sources of liquidity are expected to be cash flows from operations, proceeds from equity offerings, proceeds from debt refinancings or loan modifications, and proceeds from the sale of owned assets.
In addition to the Private Placement and Ally term loan expansion on April 1, 2024, the Company entered into the At-the-Market Issuance Sales Agreement with Mizuho Securities USA LLC, whereby the Company may sell, at its option, shares of its common stock up to an aggregate offering price of $75,000,000. On April 5, 2024, the Company sold 382,000 shares pursuant to the ATM Sales Agreement at $27.50 per share for net proceeds of $10.3 million, inclusive of $0.2 million in commission paid to Mizuho. These transactions are expected to provide additional financial flexibility to the Company and increase our liquidity position.
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt refinancings, purchases and sales of assets and other transactions. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.
Recent changes in the current economic environment, and other future changes, could result in decreases in the fair value of assets, slowing of transactions, and the tightening of liquidity and credit markets. These impacts could make securing debt or refinancings for the Company or buyers of the Company’s properties more difficult or on terms not acceptable to the Company. The Company’s actual liquidity and capital funding requirements depend on numerous factors, including its operating results, its capital expenditures for community investment, and general economic conditions, as well as other factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended March 31, 2024, on Friday May 10, 2024, at 12:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at: https://www.webcast-eqs.com/register/sonidaseniorliving_q12024_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 11, 2024 through May 24, 2024. To access the conference call replay, call 877-660-6853, passcode 13743707. A transcript of the call will be posted in the Investor Relations section of the Company’s website.

About the Company

Dallas, Texas-based Sonida Senior Living, Inc. is a leading owner-operator and investor in independent living, assisted living and memory care communities and services for senior adults. As of March 31, 2024, the Company operated 71 senior housing communities in 18 states with an aggregate capacity of approximately 8,000 residents, including 61 communities which the Company owns and 10 communities that the Company third-party manages, which provide compassionate, resident-centric services and care as well as engaging programming. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.
Definitions of RevPAR and RevPOR
RevPAR, or average monthly revenue per available unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.
RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Safe Harbor
This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; and changes in accounting principles and interpretations.
For information about Sonida Senior Living, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.
Contact : Investor Relations
Jason Finkelstein
Ignition Investor Relations
ir@sonidaliving.com

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Resident revenue	$60,737	$56,606
Management fees	594	505
Managed community reimbursement revenue	6,107	4,962
Total revenues	67,438	62,073
Expenses:
Operating expense	46,317	43,808
General and administrative expense	7,211	7,063
Depreciation and amortization expense	9,935	9,881
Managed community reimbursement expense	6,107	4,962
Total expenses	69,570	65,714
Other income (expense):
Interest income	139	194
Interest expense	(8,591)	(8,867)
Gain on extinguishment of debt, net	38,148	36,339
Other income (expense), net	(479)	189
Income before provision for income taxes	27,085	24,214
Provision for income taxes	(66)	(69)
Net income	27,019	24,145
Undeclared dividends on Series A convertible preferred stock	(1,335)	(1,198)
Undistributed net income allocated to participating securities	(2,849)	(3,182)
Net income attributable to common stockholders	$22,835	$19,765

Weighted average common shares outstanding — basic	9,861	6,855
Weighted average common shares outstanding — diluted	10,562	7,168

Basic net income per common share	$2.32	$2.88
Diluted net income per common share	$2.16	$2.76

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	March 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$24,211	$4,082
Restricted cash	13,452	13,668
Accounts receivable, net	10,346	8,017
Prepaid expenses and other assets	3,412	4,475
Derivative assets	2,130	2,103
Total current assets	53,551	32,345
Property and equipment, net	581,902	588,179
Other assets, net	824	936
Total assets	$636,277	$621,460
Liabilities and Equity
Current liabilities:
Accounts payable	$4,864	$11,375
Accrued expenses	39,747	42,388
Current portion of notes payable, net of deferred loan costs	6,831	42,323
Deferred income	4,255	4,041
Federal and state income taxes payable	288	215
Other current liabilities	512	519
Total current liabilities	56,497	100,861
Notes payable, net of deferred loan costs and current portion	571,267	587,099
Other long-term liabilities	40	49
Total liabilities	627,804	688,009
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding as of March 31, 2024 and December 31, 2023	49,877	48,542
Shareholders’ deficit:
Authorized shares - 15,000 as of March 31, 2024 and December 31, 2023; none issued or outstanding, except Series A convertible preferred stock as noted above	—	—
Authorized shares - 30,000 and $15,000 as of March 31, 2024 and December 31, 2023, respectively; 13,197 and 8,178 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	132	82
Additional paid-in capital	349,610	302,992
Retained deficit	(391,146)	(418,165)
Total shareholders’ deficit	(41,404)	(115,091)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$636,277	$621,460

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$27,019	$24,145
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,935	9,881
Amortization of deferred loan costs	324	366
Gain on sale of assets, net	(192)	(251)
Loss on derivative instruments, net	527	572
Gain on extinguishment of debt	(38,148)	(36,339)
Provision for bad debt	397	237
Non-cash stock-based compensation expense	575	902
Other non-cash items	(3)	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,726)	(48)
Prepaid expenses and other assets	1,063	1,159
Other assets, net	(41)	62
Accounts payable and accrued expense	(3,123)	1,828
Federal and state income taxes payable	73	260
Deferred income	214	438
Other current liabilities	1	38
Net cash provided by (used in) operating activities	(4,105)	3,249
Cash flows from investing activities:
Capital expenditures	(5,762)	(5,429)
Proceeds from sale of assets	631	343
Net cash used in investing activities	(5,131)	(5,086)
Cash flows from financing activities:
Proceeds from notes payable	24,830	—
Repayments of notes payable	(41,999)	(3,714)
Proceeds from issuance of common stock, net	47,641	—
Purchase of interest rate cap	(554)	—
Deferred loan costs paid	(549)	—
Other financing costs	(220)	(45)
Net cash provided by (used in) financing activities	29,149	(3,759)
Increase (decrease) in cash and cash equivalents and restricted cash	19,913	(5,596)
Cash, cash equivalents, and restricted cash at beginning of period	17,750	30,742
Cash, cash equivalents, and restricted cash at end of period	$37,663	$25,146

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

This earnings release contains the financial measures (1) Community Net Operating Income and Adjusted Community Net Operating Income, (2) Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Revenue per Occupied Unit (RevPOR) and (5) Revenue per Available Unit (RevPAR), all of which are not calculated in accordance with U.S. GAAP. Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

Community Net Operating Income and Community Net Operating Income Margin are non-GAAP performance measures for the Company’s consolidated owned portfolio of communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Community Net Operating Income Margin is calculated by dividing Community Net Operating Income by resident revenue. Adjusted Community Net Operating Income and Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received.

The Company believes that presentation of Community Net Operating Income, Community Net Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core consolidated owed portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the consolidated owned communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and impacts the comparability of performance between periods.

Community Net Operating Income, Net Community Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain (loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(Dollars in thousands)	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Community Net Operating Income
Net income (loss)	$27,019	$24,145	$(14,629)
General and administrative expense	7,211	7,063	9,946
Depreciation and amortization expense	9,935	9,881	10,137
Interest income	(139)	(194)	(87)
Interest expense	8,591	8,867	9,673
Gain on extinguishment of debt	(38,148)	(36,339)	—
Other (income) expense, net	479	(189)	480
Provision for income taxes	66	69	48
Settlement (income) fees and expense, net (1)	(99)	99	692
Community net operating income	14,915	13,402	16,260
Resident revenue	$60,737	$56,606	$59,349
Community net operating income margin	24.6%	23.7%	27.4%

COVID-19 state relief grants (2)	—	2,037	—
Adjusted resident revenue	60,737	54,569	59,349
Adjusted community net operating income	$14,915	$11,365	$16,260
Adjusted community net operating income margin	24.6%	20.8%	27.4%
(1) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.
(2) COVID-19 relief revenue are grants and other funding received from third parties to aid in the COVID-19 response and includes State Relief Funds received.

ADJUSTED EBITDA (UNAUDITED)

Adjusted EBITDA is a non-GAAP performance measures that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for bad debts, gain (loss) on extinguishment of debt, gain on sale of assets, long-lived asset impairment, casualty losses, and transaction and conversion costs.

The Company believes that presentation of Adjusted EBITDA’s impact as a performance measure is useful to investors because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Adjusted EBITDA
Net income (loss)	$27,019	$24,145	$(14,629)
Depreciation and amortization expense	9,935	9,881	10,137
Stock-based compensation expense, net	575	902	605
Provision for bad debt	398	238	568
Interest income	(139)	(194)	(87)
Interest expense	8,591	8,867	9,673
Gain on extinguishment of debt, net	(38,148)	(36,339)	—
Other (income) expense, net	479	(189)	480
Provision for income taxes	66	69	48
Casualty losses (1)	298	—	348
Transaction and conversion costs (2)	399	414	2,159
Adjusted EBITDA	$9,473	$7,794	$9,302
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure activities, or related projects.

SUPPLEMENTAL INFORMATION

	First Quarter
(Dollars in thousands)	2024	2023	Increase (decrease)	Fourth Quarter 2023	Sequential increase (decrease)
Selected Operating Results
I. Consolidated community portfolio
Number of communities	61	62	(1)	61	—
Unit capacity	5,692	5,747	(55)	5,700	(8)
Weighted average occupancy (1)	85.9%	83.9%	2.0%	85.9%	—%
RevPAR	$3,557	$3,283	$274	$3,470	$87
RevPOR	$4,140	$3,911	$229	$4,042	$98
Consolidated community net operating income	$14,915	$13,402	$1,513	$16,260	$(1,345)
Consolidated community net operating income margin (3)	24.6%	23.7%	0.9%	27.4%	(2.8)%
Consolidated community net operating income, net of general and administrative expenses (2)	$7,704	$6,339	$1,365	$6,314	$1,390
Consolidated community net operating income margin, net of general and administrative expenses (2)	12.7%	11.2%	1.5%	10.6%	2.1%
II. Consolidated Debt Information
(Excludes insurance premium financing)
Total variable rate mortgage debt	$162,114	$137,453	N/A	$137,320	N/A
Total fixed rate debt	$418,275	$500,721	N/A	$492,998	N/A
(1) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.
(2) General and administrative expenses exclude stock-based compensation expense in order to remove the fluctuation in fair value measurement due to market volatility.
(3) Includes $2.0 million of state grant revenue received in Q1 2023. There were no such grant revenues in Q1 2024 or Q4 2023. Excluding the grant revenue, Q1 2023 consolidated community NOI margin was 20.8%.